As filed with the Securities and Exchange Commission on December 19, 2024
Registration No. 033-55105 Registration No. 333-53715 Registration No. 333-87803 Registration No. 333-88076 Registration No. 333-118245 Registration No. 333-159737

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-55105

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53715

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87803

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88076

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-118245

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159737

UNDER

THE SECURITIES ACT OF 1933

LOUISIANA-PACIFIC CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0609074 (I.R.S. Employer Identification No.)

1610 West End Avenue, Suite 200 Nashville, Tennessee (Address of principal executive offices)	37203 (Zip code)

Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan

Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan

Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan

(Full title of the plans)

Nicole C. Daniel

Senior Vice President, General Counsel and Corporate Secretary
1610 West End Avenue, Suite 200
Nashville, Tennessee 37203

(Name, address of agent for service)

(615) 986-5600

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Tatjana Paterno

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) is being filed to amend the following registration statements (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by Louisiana-Pacific Corporation (the “Registrant”):

•	Registration Statement on Form S-8 (File No. 033-55105), filed on August 17, 1994, registering 700,000 shares of common stock, par value $1.00 per share, of the Registrant (“Common Shares”) for issuance under the Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-53715), filed on May 27, 1998, registering 5,000,000 Common Shares (and options and other rights related thereto) for issuance under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan;

•	Registration Statement on Form S-8 (File No. 333-87803), filed on September 24, 1999, registering 600,000 Common Shares (and options therefor) for issuance under the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-88076), filed on May 13, 2002, registering 5,000,000 Common Shares (and options and other rights related thereto) for issuance under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan;

•	Registration Statement on Form S-8 (File No. 333-118245), filed on August 13, 2004, and amended by Post-Effective Amendment No. 1 to Form S-8 on July 26, 2006, registering 5,000,000 Common Shares (and options and other rights related thereto) for issuance under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan; and

•	Registration Statement on Form S-8 (File No. 333-159737), filed on June 4, 2009, registering 7,000,000 Common Shares (and options and other rights related thereto) for issuance under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan.

The Registrant is no longer offering its securities under the above-referenced plans.

This Post-Effective Amendment is being filed by the Registrant to deregister any securities registered that remain unsold or unissued under the above-referenced plans, and to terminate the Registration Statements as to such securities. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 19, 2024.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ NICOLE C. DANIEL
Name:	Nicole C. Daniel
Title:	Senior Vice President, General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.